Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of SciSparc of our report dated March 31, 2024 relating to the financial statements of AutoMax Motors Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Jerusalem, Israel

Date: December 31, 2024	By:	/s/ Ben David Shalvi Kop & Co.
Ben David Shalvi Kop & Co.